EXHIBIT A

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           EXIGENT INTERNATIONAL, INC.


     1. The original name of this corporation is Exigent International, Inc. (the "Corporation") and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is March 25, 1996, which Certificate of Incorporation was amended and restated by the Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of the State of Delaware on October 28, 1996.

     2. This Second Amended and Restated Certificate of Incorporation was proposed for adoption by the Board of Directors and adopted by vote of the stockholders of the Corporation pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     3. Accordingly, the Certificate of Incorporation of the Corporation, as previously amended, is hereby deleted in its entirety and is amended and restated to read as follows:

                                   ARTICLE ONE

                                      NAME

     1.1 The name of the Corporation is Exigent International, Inc. (the "Corporation").


                                   ARTICLE TWO

                                REGISTERED OFFICE

     2.1 The address of the registered office of the Corporation in the County of New Castle of the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the name of the registered agent at such address is The Corporation Trust Company.


                                  ARTICLE THREE

                              PURPOSE AND DURATION

     3.1 The nature of the business or purposes of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and by such statement all lawful acts and activities shall be within the purposes of the Corporation, except for express limitations, if any. The Corporation shall possess and exercise all the powers and privileges granted by the General Corporation Law of the State of Delaware, by any other law or by this Certificate, together with any powers incidental thereto as far as such powers and privileges are necessary or convenient to the conduct, promotion, or attainment of the purposes of the Corporation. The period of duration of the Corporation shall be perpetual.


                                  ARTICLE FOUR

                                CAPITAL STRUCTURE

     4.1 The total number of shares which the Corporation is authorized to issue is 45,700,000 shares of which 40,000,000 shares shall be designated Common Shares par value $0.01 per share ("Common Shares"), 5,000,000 shall be designated Preferred Shares par value $0.01 per share ("Preferred Shares") and 700,000 shall be designated Class A Preferred Shares par value $0.01 per share ("Class A Preferred Shares"). For purposes of this Second Amended and Restated Certificate of Incorporation, "Class A Preferred Shares" are not part of and are distinct from the "Preferred Shares." No holder of shares of any class of stock of the Corporation now or hereafter authorized shall be entitled to cumulative voting or shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class now or hereafter authorized, or any portions or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

     4.2 The designations, preferences, powers, qualifications and special or relative rights or privileges of the capital stock of the Corporation shall be as set forth in ARTICLES FIVE, SIX and SEVEN below.


                                  ARTICLE FIVE

                                  COMMON SHARES

     5.1 Except as herein otherwise expressly provided in this ARTICLE FIVE, all Common Shares shall be identical and shall entitle the holders thereof to the same rights and privileges.

     5.2 (a) When, as and if dividends on Common Shares are declared by the Corporation's Board of Directors, whether payable in cash, in property or in securities of the Corporation, the holders of Common Shares shall be entitled to share equally in and to receive, in accordance with the number of Common Shares held by each such holder, all such dividends.

          (b) Dividends payable under this Paragraph 5.2 shall be paid to the holders of record of the outstanding Common Shares as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors of the Corporation in advance of declaration and payment of each dividend. Any dividends paid in shares shall be paid in Common Shares. Any Common Shares issued as a dividend pursuant to this Paragraph 5.2 shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable and free of all liens and charges. The Corporation shall not issue fractions of Common Shares on payment of such dividend but shall issue a whole number of shares to such holder of Common Shares rounded up or down in the Corporation's sole discretion to the nearest whole number, without compensation to the stockholder whose fractional share has been rounded down or from any stockholder whose fractional share has been rounded up.

          (c) Notwithstanding anything contained herein to the contrary, no dividends on Common Shares shall be declared by the Corporation's Board of Directors or paid or set apart for payment by the Corporation at any time that such declaration, payment, or setting apart is prohibited by applicable law.

     5.3 The Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization or otherwise) or combine the outstanding shares of one class of Common Shares unless the outstanding shares of all classes of Common Shares shall be proportionately subdivided or combined.

     5.4 Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment shall have been made to holders of outstanding Preferred Shares and Class A Preferred Shares, if any, of the full amount of which they are entitled pursuant to this Second Amended and Restated Certificate of Incorporation and any resolutions that may be adopted from time to time by the Corporation's Board of Directors, in accordance with ARTICLE SIX below (for the purpose of fixing the voting rights, designations, preferences and relative participating, optional or other special rights of any class or series of Preferred Shares), the holders of Common Shares shall be entitled, to the exclusion of the holders of Preferred Shares and Class A Preferred Shares, if any, to share ratably, in accordance with the number of Common Shares held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of Common Shares, whether such assets are capital, surplus, or earnings. For the purposes of this Paragraph 5.4, neither the consolidation or merger of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation receive capital stock and/or other securities (including debt securities) of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation), nor the sale, lease or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation as those terms are used in this Paragraph 5.4.

     5.5 Each holder of Common Shares shall be entitled to one vote for each share of such stock issued and outstanding and registered in such holder's name and shall be entitled to vote upon such matters and in such manner as may be provided by Delaware law and this Second Amended and Restated Certificate of Incorporation.


                                   ARTICLE SIX

                                PREFERRED SHARES

     6.1 Shares of Preferred Shares may be issued from time to time in one or more series as may be determined by the Board of Directors of the Corporation. Subject to the provisions of this Second Amended and Restated Certificate of Incorporation and this ARTICLE SIX, the Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued class or series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors of the Corporation originally fixing the number of shares constituting any such additional series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such additional series subsequent to the issue of shares of that series.

     6.2 Authorized and unissued shares of Preferred Shares may be issued with such designations, voting powers, preferences and relative participating optional or other special rights, and qualifications, limitations and restrictions on such rights, as the Board of Directors of the Corporation may authorize by resolutions duly adopted prior to the issuance of any shares of any class or series of Preferred Shares, including, but not limited to: (i) the distinctive designation of each series and the number of shares that will constitute such series; (ii) the voting rights, if any, of shares of such series and whether the shares of any such series having voting rights shall have multiple votes per share; (iii) the dividend rate on the shares of such series, any restriction, limitation or condition upon the payment of such dividends, whether dividends shall be cumulative and the dates on which dividends are payable; (iv) the prices at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable; (v) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series; (vi) any preferential amount payable upon shares of such series in the event of the liquidation, dissolution or winding-up of the Company or the distribution of its assets; and (vii) the prices or rates of conversion at which, and the terms and conditions on which, the shares are convertible.

     6.3 Any and all shares issued and for which full consideration has been paid or delivered shall be deemed fully paid stock and the holder thereof shall not be liable for any further payment thereon.


                                  ARTICLE SEVEN

                            CLASS A PREFERRED SHARES

     7.1 Class A Preferred Shares shall have a stated value of $2.50 per share and shall be identical in all respects and have equal rights and privileges with Common Shares, except as otherwise provided herein.

     7.2 (a) The Common Shares and Class A Preferred Shares shall have equal dividend rights and the Corporation shall not declare or pay dividends on shares of one of such classes unless an equal amount is declared and paid on shares of the other class on a per share basis.

          (b) Dividends payable under this Paragraph 7.2 shall be paid to the holders of record of the outstanding Class A Preferred Shares as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors of the Corporation in advance of declaration and payment of each dividend.

          (c) Notwithstanding anything contained herein to the contrary, no dividends on Class A Preferred Shares shall be declared by the Corporation's Board of Directors or paid or set apart for payment by the Corporation at any time that such declaration, payment, or setting apart is prohibited by applicable law.

     7.3 The Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization or otherwise) or combine the outstanding shares of either Common Shares or Class A Preferred Shares without at the same time making a proportionate subdivision or combination of shares of both such classes.

     7.4 Each holder of Class A Preferred Shares shall be entitled to one vote for each share of such stock issued and outstanding and registered in such holder's name and shall vote with the holders of Common Shares, as a single class, and shall be entitled to vote upon such matters and in such manner as may be provided by Delaware law and this Second Amended and Restated Certificate of Incorporation.

     7.5 (a) Each holder of record of Class A Preferred Shares may at any time or from time to time, in such holder's sole discretion and at such holder's option, convert any whole number or all of such holder's Class A Preferred Shares into fully paid and non-assessable Common Shares at the rate (subject to adjustment as hereinafter provided) of one Common Share for each Class A Preferred Share surrendered for conversion. Any such conversion may be effected by surrendering the certificate or certificates for the Class A Preferred Shares to be converted, duly endorsed, at the office of the Corporation, or the transfer agent, if any, together with a written notice to the Corporation that such holder elects to convert all or a specified number of Class A Preferred Shares and stating the name or names in which the certificate or certificates for such Common Shares are to be issued. The conversion shall be deemed to have been made at the close of business on the date of surrender and the person or persons entitled to receive the Common Shares issuable on conversion shall be treated for all purposes as the record holder or holders of such Common Shares on that date.

          (b) The Corporation shall hold in reserve the number of authorized but unissued Common Shares as may be necessary to convert all issued and outstanding Class A Preferred Shares to Common Shares.

          (c) No fraction of a Common Share shall be issued on conversion of any Class A Preferred Share. In lieu thereof, the Corporation shall pay the holder the fair market value of any such fraction in cash. The fair market value shall be based, in the case of publicly traded securities, on the last sale price for such securities on the business day next prior to the date such fair market value is to be determined (or, in the event no sale is made on that day, the average of the closing bid and asked prices for that day on the principal stock exchange on which Common Shares are traded or, if the Common Shares are not then listed on any national securities exchange, the average of the closing bid and asked prices for the day quoted by the NASDAQ System), or, in the case of non-publicly traded securities, the fair market value on such day determined by a qualified independent appraiser appointed by the board of directors of the Corporation. Any such determination of fair market value shall be conclusive and binding on the Corporation and on each holder of Class A Preferred Shares and Common Shares.

     7.6 Holders of issued and outstanding Class A Preferred Shares shall have preference over the Common Shares upon the voluntary or involuntary liquidation of the Corporation, but only to the extent that the holders of Class A Preferred Shares shall be paid the stated value of $2.50 per share prior to any distribution being made to the holders of Common Shares. In such case, after receiving the stated value of their shares, the holders of Class A Preferred Shares shall receive no further distribution.


                                  ARTICLE EIGHT

                          MANAGEMENT OF THE CORPORATION

     8.1 The following provisions relate to the management of the business and the conduct of the affairs of the Corporation and are inserted for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

     (i) The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors of the Corporation.

     (ii) The Board of Directors of the Corporation shall have the power to make, alter, amend or repeal the By-Laws of the Corporation, except to the extent that the By-Laws of the Corporation otherwise provide.

     (iii) All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute, this Second Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation) shall be vested in and exercised by the Board of Directors of the Corporation.

     (iv) The stockholders and directors shall have the power, if the By-Laws of the Corporation so provide, to hold their respective meetings within or without the State of Delaware and may (except as otherwise required by statute) keep the Corporation's books outside the State of Delaware, at such places as from time to time may be designated by the By-Laws of the Corporation or the Board of Directors of the Corporation.


                                  ARTICLE NINE

                     NUMBER, ELECTION AND TERMS OF DIRECTORS

     9.1 Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

     9.2 The number of directors which will constitute the whole Board of Directors of the Corporation shall be fixed exclusively by one or more resolutions adopted by the Board of Directors of the Corporation or as otherwise provided in the By-Laws of the Corporation.

     9.3 (a) With respect to the annual meeting of stockholders of the Corporation following the Corporation's fiscal year ended January 31, 1998, the persons, not exceeding the authorized number of directors, receiving the greatest number of votes of the holders of Common Shares and Class A Preferred Shares, voting as a single class, entitled to vote thereon, present in person or by proxy, shall be the directors of the Corporation. Each such director shall hold office until the annual meeting of the stockholders of the Corporation next following his election and until his successor shall have been duly elected and qualified, or until his death or resignation or until he shall have been removed in the manner provided herein.

          (b) Commencing with the annual meeting of stockholders of the Corporation following the Corporation's fiscal year ending December 31, 1998, the directors of the Corporation, other than those who may be elected by holders of any class of series of Preferred Shares, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the annual meeting of the stockholders of the Corporation following the Corporation's fiscal year ending December 31, 1999, the term of office of the second class to expire at the annual meeting of the stockholders of the Corporation following the Corporation's fiscal year ending December 31, 2000 and the term of office of the third class to expire at the annual meeting of the stockholders of the Corporation following the Corporation's fiscal year ending December 31, 2001, with each director to hold office until his successor shall have been duly elected and qualified, or until his death or resignation or until he shall have been removed in the manner provided herein. At each annual meeting of stockholders of the Corporation, commencing with the annual meeting of stockholders of the Corporation following the Corporation's fiscal year ending December 31, 1999 (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders of the Corporation after their election unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors of the Corporation shall designate one or more of the then expiring directorships as directorships of another class in order more nearly to achieve equality of number of directors among the classes, and (ii) if authorized by a resolution of the Board of Directors of the Corporation, directors may be elected to fill any vacancy on the Board of Directors of the Corporation regardless of how such vacancy shall have been created. Subject to the rights of the holders of any class or series of Preferred Shares, commencing with the annual meeting of stockholders of the Corporation following the Corporation's fiscal year ended December 31, 1998, the persons, not exceeding the authorized number of directors to be elected at each such annual meeting, receiving the greatest number of votes of the holders of Common Shares and Class A Preferred Shares, voting together as a single class, entitled to vote thereon, present in person or by proxy, shall be the directors elected at such meeting.

     9.4 Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws of the Corporation.

     9.5 Subject to the rights of the holders of any class or series of Preferred Shares, and unless the Board of Directors of the Corporation otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies of the Board of Directors of the Corporation resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the numbers of authorized directors constituting the entire Board of Directors of the Corporation shall shorten the term of any incumbent director.

     9.6 Subject to the rights of the holders of any class or series of Preferred Shares, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least sixty percent (60%) of the then-outstanding Common Shares and Class A Preferred Shares, voting together as a single class; provided, however, that such removal may only be for cause if at such time the Corporation has a classified Board of Directors, as provided in Paragraph 9.3 above.


                                   ARTICLE TEN

                                   AMENDMENTS

     10.1 The Corporation reserves the right to amend or repeal any provisions contained in this Second Amended and Restated Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed in this Second Amended and Restated Certificate of Incorporation and by the laws of the State of Delaware, and all rights herein conferred upon stockholders are granted subject to such reservation; provided that with respect to the powers of holders of capital stock of the Corporation to alter, amend or repeal this Second Amended and Restated Certificate of Incorporation, notwithstanding any other provision of this Second Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, this Second Amended and Restated Certificate of Incorporation or any designation relating to any class or series of Preferred Shares, the affirmative vote of the holders of at least sixty percent (60%) of the then-outstanding Common Shares and Class A Preferred Shares, voting together as a single class, shall be required to alter, amend or repeal any provision of this Second Amended and Restated Certificate of Incorporation.


                                 ARTICLE ELEVEN

                      LIMITATION OF LIABILITY OF DIRECTORS

     11.1 No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This ARTICLE ELEVEN shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this ARTICLE ELEVEN became effective.


                                 ARTICLE TWELVE

                                 INDEMNIFICATION

     12.1 The Corporation shall indemnify and hold harmless any director or officer of the Corporation from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director or officer of the Corporation or any subsidiary or parent of the Corporation, or, at the request of the Corporation, of any other corporation, joint venture, trust or other enterprise, whether or not he continues to be such at the time such expense and liabilities shall have been imposed or incurred. It is the intention of this ARTICLE TWELVE to provide indemnification to the fullest extent permitted by the laws of the State of Delaware, as they may be amended from time to time.


                                ARTICLE THIRTEEN

                              AMENDMENT OF BY-LAWS

     13.1 In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation is expressly authorized to make, alter, amend and repeal the By-Laws of the Corporation, subject to the power of the holders of the capital stock of the Corporation to alter, amend or repeal the By-Laws of the Corporation; provided, however, that, with respect to the powers of holders of capital stock of the Corporation to alter, amend and repeal By-Laws of the Corporation, notwithstanding any other provision of this Second Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, this Second Amended and Restated Certificate of Incorporation or any designation relating to any class or series of Preferred Shares, the affirmative vote of the holders of at least sixty percent (60%) of the then-outstanding Common Shares and Class A Preferred Shares, voting together as a single class, shall be required to alter, amend or repeal any provision of the By-Laws of the Corporation.


                                ARTICLE FOURTEEN

                                   CLASS VOTES

     14.1 The holders of each class of capital stock of the Corporation shall be entitled to vote as a separate class only when required to do so under applicable law or when required or expressly permitted to do so by the terms and provisions of this Second Amended and Restated Certificate of Incorporation or any designation relating to the Preferred Shares. Notwithstanding the foregoing, the holders of each class of capital stock of the Corporation shall not be entitled to vote as a separate class, but shall vote together as a single class, with respect to any amendment to this Second Amended and Restated Certificate of Incorporation in order to increase or decrease the aggregate number of authorized shares of any class or series of shares of the Corporation.

                                 ARTICLE FIFTEEN

                        COMPROMISE OR ARRANGEMENT BETWEEN
                    CORPORATION AND CREDITORS OR STOCKHOLDERS

     15.1 Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or if the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     I, THE UNDERSIGNED, being the President of the Corporation, hereby declare and certify that this is my act and deed and the facts herein stated are true, and accordingly, I have executed this Second Amended and Restated Certificate of Incorporation the ____ day of ________, 1998.

                                     EXIGENT INTERNATIONAL, INC.


                                     By:___________________________
                                         Bernard R. Smedley, President


ATTESTED:


By:________________________________
         Patricia A. Frank, Secretary